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                      UNITED ASSET MANAGEMENT CORPORATION

                                                                      Exhibit 11
                       CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per-share amounts)
                                  (Unaudited)

-----------------------------------------------------------------------------------------------------------------------
                                                                     Income               Shares            Per-Share
                                                                  (Numerator)          (Denominator)          Amount
-----------------------------------------------------------------------------------------------------------------------
For the three-month period ended March 31, 2000
Basic Earnings per Share
Income available to common
  shareholders                                                      $18,461,000             56,618,000            $.33
                                                                                                            ===========

Effect of Dilutive Securities (1)                                             -                 96,000
                                                                 ---------------     ------------------

Diluted Earnings per Share
Income available to common
  shareholders + assumed conversions                                $18,461,000             56,714,000            $.33
                                                                 ===============     ==================     ===========

=======================================================================================================================
For the three-month period ended March 31, 1999
Basic Earnings per Share
Income available to common
  shareholders                                                      $15,101,000             60,573,000            $.25
                                                                                                            ===========

Effect of Dilutive Securities (1)                                             -                658,000
                                                                 ---------------     ------------------

Diluted Earnings per Share
Income available to common
  shareholders + assumed conversions                                $15,101,000             61,231,000            $.25
                                                                 ===============     ==================     ===========


======================================================================================================================

(1) Options on 7,901,000 and 3,842,000 shares of common stock and warrants on 7,285,000 and 3,018,000 shares of common stock were outstanding during the three-month periods ended March 31, 2000 and 1999 respectively, but were not included in computing diluted earnings per share because their effects were antidilutive.



                                      F-10